Exhibit 5

8 February 2010

VimpelCom Ltd.

Victoria Place

31 Victoria Street

Hamilton HM10

Bermuda

Dear Sirs

VimpelCom Ltd. (the “Company”)

We have acted as legal counsel in Bermuda to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form F-4 (the “Registration Statement”) relating to the offer by the Company (the “Offer”) of depositary shares (“Depositary Shares”), each representing either one common share of par value US$0.001 in the Company (“Common Shares”) or one convertible preferred share of par value US$0.001 in the Company (“Preferred Shares”), in exchange for shares and American depositary shares of Open Joint Stock Company “Vimpel-Communications” (“OJSC VimpelCom”). The Registration Statement is being filed with the Securities and Exchange Commission on or about the date of this opinion.

Up to 1,025,620,440 Common Shares and up to 128,532,000 Preferred Shares may be issued by the Company pursuant to the Offer. Common Shares and Preferred Shares which may be issued under the Offer are together referred to as “Shares” in this opinion.

For the purposes of this opinion, we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”), together with such other documentation as we have considered relevant to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	that any factual statements made in any of the Documents are true, accurate and complete;

(e)	that each of the Resolutions is in full force and effect and has not been rescinded, either in whole or in part, and accurately records the resolutions unanimously adopted by all the shareholders of the Company at the relevant time;

(f)	that the Company will issue Common Shares and Preferred Shares pursuant to the Offer and the Registration Statement only in exchange for the transfer to it of shares and American depositary shares of OJSC VimpelCom and that, at the time of issue of the relevant Common Share or Preferred Share pursuant to the Offer, the share or American depositary share of OJSC VimpelCom received by the Company in exchange has a fair value equivalent to the value at which that Share is treated as issued by the Company (which will be in excess of the par value of the Share);

(g)	that the Common Shares and Preferred Shares to be issued by the Company pursuant to the Offer will be issued to The Bank of New York Mellon and that The Bank of New York Mellon will issue Depositary Shares representing those Common Shares and Preferred Shares to acceptors under the Offer as described in the Registration Statement;

(h)	that the Depositary Shares issued in respect of Common Shares will, at the time of issue of the Common Shares which they represent, be listed on the New York Stock Exchange; and

(i)	that the records which were the subject of the search made on 8 February 2010 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 5 of the Schedule to this opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered.

Opinion

Based upon and subject to the assumptions set out above, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda.

2.	The Shares have been duly created as authorised but unissued Common Shares or Preferred Shares (as relevant) and, when duly resolved by the board of directors of the Company to be issued and allotted, and issued and allotted in accordance with the terms of the Offer as referred to in the Registration Statement, will be duly authorised, validly issued, fully-paid and non-assessable Common Shares and Preferred Shares of the Company.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date of this opinion.

(b)	Any reference in this opinion to Shares being “non-assessable” shall mean, in relation to fully-paid Shares and subject to any contrary provision in any agreement between the Company and the holder of the Shares, that no shareholder of the Company shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional Shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c)	Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

(i)	details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered, or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

(ii)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(d)	In order to issue this opinion we have carried out the search referred to in paragraph 5 of the Schedule to this opinion at 9.00am on 8 February 2010 and have not enquired as to whether there has been any change since that time and date.

(e)	In this opinion, the term “good standing” means only that the Company has received a certificate of compliance from the Registrar of Companies in Bermuda as at the date referred to in paragraph 6 of the Schedule.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering the Common Shares and the Preferred Shares under the Securities Act of 1933, as amended (the “Securities Act”). We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. We also consent to the reference to our name under the heading “Legal Matters” in the Registration Statement in the form in which it appears. In giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

This opinion is addressed to the Company solely for the benefit of the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted nor referred to in any public document, nor filed with any governmental agency or person without out prior written consent, except as may be required by law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda.

Yours faithfully

/s/    Wakefield Quin

Wakefield Quin

THE SCHEDULE

1.	Certified copies of the certificate of incorporation, certificate of incorporation on change of name, memorandum of association, bye-laws and register or shareholders of the Company.

2.	Copies of the written resolutions of the shareholders of the Company passed on 5 January 2010 and 4 February 2010 (the “Resolutions”).

3.	An electronic copy of the Registration Statement dated 8 February 2010, in the form to be filed with the Securities and Exchange Commission.

4.	A copy of the notice to the public issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and Exchange Control Regulations 1973 dated 1 June 2005, together with a copy of an approved letter dated 4 February 2010 from Wakefield Quin on behalf of the Company to the Bermuda Monetary Authority.

5.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 8 February 2010 in respect of the Company.

6.	A certificate of compliance dated 8 February 2010 issued by the Registrar of Companies in Bermuda in respect of the Company.